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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 30, 2002


                           MICROSTRATEGY INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)

               Delaware                 0-24435            51-0323571
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     (State or Other Jurisdiction     (Commission       (I.R.S. Employer
          of Incorporation)          File Numbers)     Identification No.)

            1861 International Drive
                McLean, Virginia                               22102
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     (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (703) 848-8600
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(Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

         Effective at the close of business on July 30, 2002, MicroStrategy Incorporated (the "Company") will implement a one-for-ten reverse split of the Company's outstanding shares of Class A Common Stock and Class B Common Stock.

         The Company's stockholders approved a reverse stock split at nine different proposed ratios at its annual meeting of stockholders on July 23, 2002. The Company will implement the reverse stock split at the ratio of one-for-ten, causing each outstanding share of Class A Common Stock and Class B Common Stock to automatically convert into one-tenth of a share of Class A Common Stock and Class B Common Stock, respectively, and reducing the number of shares of Class A Common Stock outstanding from approximately 58.6 million to
5.86 million and reducing the number of shares of Class B Common Stock outstanding from approximately 46.4 million to 4.64 million. In lieu of fractional shares, stockholders will receive a cash payment based on an average trading price of the Class A Common Stock prior to the effectiveness of the reverse stock split. The par value of both the Class A Common Stock and Class B Common Stock will remain at $0.001 per share and the number of authorized shares will remain at 330,000,000 shares of Class A Common Stock and 165,000,000 shares of Class B Common Stock.

         Beginning on Wednesday, July 31, 2002, the Company's Class A Common Stock will trade under the split adjustment with the interim ticker symbol "MSTRD." After 20 trading days, the Company expects that its ticker symbol will revert back to "MSTR." The Company's transfer agent, American Stock Transfer & Trust Company, will mail instructions to stockholders of record regarding the exchange of certificates representing shares of Class A Common Stock and Class B Common Stock.

         The Company's outstanding Warrants to purchase an aggregate of 1,896,980 shares of Class A Common Stock, with an exercise price per share of $40.00 (the "Warrants"), listed on the Nasdaq National Market under the trading symbol "MSTRW," automatically adjust in the event of a reverse stock split. As a result of this adjustment, the aggregate number of shares for which the Warrants are exercisable will become approximately 189,698 shares and the exercise price per share will become $400.00.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2002             MicroStrategy Incorporated
                                  (Registrant)

                                 By:       /s/ Eric F. Brown
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                                 Name:  Eric F. Brown
                                 Title: President and Chief Financial Officer



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